                                                                     EXHIBIT 2.2
                                                                     -----------


                                    [FORM OF]

                           CERTIFICATE OF DESIGNATION

                                       of

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       of

                           ANSAN PHARMACEUTICALS, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         ANSAN PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificates of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 2,420,280 shares of Preferred Stock of the Corporation designated as "Series B Convertible Preferred Stock":

         RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.001 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such Series B and the qualifications, limitations and restrictions thereof are as follows:

                      Series B Convertible Preferred Stock
                      ------------------------------------

         1. Designation and Amount. There shall be a series of Preferred Stock
            ----------------------
designated as "Series B Convertible Preferred Stock" and the number of shares constituting such series shall be 2,420,280. Such series is referred to herein as the "Series

B Convertible Preferred Stock". Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to less than the number of shares then issued and outstanding.

         2. Dividends. Subject to the prior and superior rights of the holders
            ---------
of any shares of any series or class of capital stock ranking prior and superior to the shares of Series B Convertible Preferred Stock with respect to dividends and distributions, the holders of shares of Series B Convertible Preferred Stock, shall be entitled to receive dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for such purpose. If the Corporation declares a dividend or distribution on the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for such dividend or distribution. If the Corporation declares a dividend or distribution on any other class or series of preferred stock, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive a dividend or distribution in an amount per share in proportion to the dividend or distribution declared on a share of such other class or series based on the liquidation preference of a share of the Series B Convertible Preferred Stock or series based upon the liquidation preference of a share of the Series B Convertible Preferred Stock relative to that of a share of such other class or series, unless the holders of at least 66.67% of the outstanding shares of Series B Convertible Preferred Stock consent otherwise. In any such case, the Corporation shall declare a dividend or distribution on the Series B Convertible Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock or such other class or series of preferred stock and shall establish the same record date for the dividend or distribution on the Series B Convertible Preferred Stock as is established for such dividend or distribution on the Common Stock or such other class or series of preferred stock. Each such dividend or distribution will be payable to holders of record of the Series B Convertible Preferred Stock as they appeared on the records of the Corporation at the close of business on the record date declared for such dividend or distribution, as shall be fixed by the Board of Directors. Any dividend or distribution payable to the holders of the Series B Preferred Stock pursuant to this Section 2 shall be paid to such holders at the same time as the dividend or distribution on the Common Stock by which it is measured or paid. If the Corporation declares or pays a dividend or distribution on the Series B Convertible Preferred Stock as a result of the declaration or payment of a dividend or distribution on the Common Stock or any other class or series of preferred stock as described above, the holders of the Series B Convertible Preferred Stock shall not be entitled to any additional dividend or distribution solely because such first dividend or distribution also required the declaration or payment of a dividend or distribution on any other class or series of preferred stock. Any reference to "dividend" or "distribution" contained in this
Section 2 shall not be deemed to include any dividend or distribution made in connection with or in lieu of any Liquidation Event (as defined below).

         3. Liquidation Preference. In the event of a (i) liquidation,
            ----------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property (a "Merger Transaction") (subparagraphs (i),(ii) and (iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the stock junior to the Series B Convertible Preferred Stock, an amount equal to $13.50 per share plus an amount equal to all declared and unpaid dividends thereon; provided, however, in the case of a Merger Transaction, such $13.50 per share may be paid in cash and/or securities (valued at the closing price (as defined in Section 5) of such security) of the entity surviving such Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series B Convertible Preferred Stock on the basis of the number of shares of Series B Convertible Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation, other than in a Merger Transaction, shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation and accordingly the Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designation survive any such transaction. All shares of Series B Convertible Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

         4. Conversion.
            ----------

            (a) Right of Conversion. The shares of Series B Convertible
                -------------------
Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph (b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The shares of Series B Convertible Preferred Stock shall be convertible initially at the rate of
4.672897 shares of Common Stock for each full share of Series B Convertible Preferred Stock and shall be subject to adjustment as provided herein. The initial conversion price per share of Common Stock is $2.14 and shall be subject to adjustment as provided herein. For purposes of this resolution, the "conversion rate" applicable to a share of Series B Convertible Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Series B Convertible Preferred Stock is then convertible and shall be determined by dividing the then existing conversion price into $10.00.

            The conversion price (subject to adjustments pursuant to the provisions of paragraph (c) below) in effect immediately prior to the date (the "Reset Date") that is 12 months after the first date on which shares of the Common Stock issued by the Company to the stockholders of Discovery Laboratories, Inc. in connection with the consummation of a merger of Discovery Laboratories, Inc. with and into the Company on or about the date of filing this certificate are traded on the NASDAQ SmallCap Market or the NASDAQ National Market (collectively referred to as "Nasdaq") or on any other national securities exchange or on the NASD Electronic Bulletin Board, shall be adjusted and reset effective as of the Reset Date if the average closing bid price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "12-Month Trade Price") is less than 135% of the then applicable conversion price (a "Reset Event"). Upon the occurrence of a Reset Event, the conversion price shall be reduced to be equal to the greater of (A) the 12-Month Trade Price divided by 1.35 and (B) 50% of the then applicable conversion price. If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $10.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as of the Reset Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall be forthwith filed with the transfer agent of the Series B Convertible Preferred Stock. Notwithstanding the provisions of subparagraph (vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series B Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

            The "closing bid price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value or all securities listed or admitted to trading), or if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day or which NASDAQ is open for the transaction of business.

            (b) Conversion Procedures. Any holder of shares of Series B
                ---------------------
Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B Convertible Preferred Stock at the office of the transfer agent for the Series B Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

            The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series B Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such Shares of Series B Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any
-----------------
shares of Series B Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series B Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Convertible Preferred Stock.

            All notices of conversions shall be irrevocable; provided, however,
                                                             -----------------
that if the Corporation has sent notice of an event pursuant to Sections 4(f) and (g) hereof, a holder of Series B Convertible Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series B Convertible Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

            (c) Certain Adjustments of Conversion Rate. In addition to
                --------------------------------------
adjustment pursuant to paragraph (a) above, the conversion rate (and the corresponding conversion price) shall be subject to adjustment from time to time as follows:

                (i) In case the Corporation shall (A) pay a dividend in Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue by reclassification of its Common Stock other securities of the Corporation, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above had such shares of Series B Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                (ii) In case the Corporation shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than both (A) the then effective conversion price and (B) the closing bid price (as defined in Section 4) for the trading day immediately prior to such record date (the "Current Market Price"), then the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. Notwithstanding any of the foregoing, no adjustment shall be made pursuant to the provisions of this subsection (ii), if such adjustment would result in a decrease of the conversion rate.

                (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraph (ii) above), then in each case the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the then fair value as determined in good faith by the Corporation's Board of Directors on the date of such distribution, and of which the denominator shall be such fair value on such date minus the then fair value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                (iv) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the conversion rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

                (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment
           -----------------
at its election; and provided, further, that any adjustments which by reason of
                     -----------------
this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 4:

                         (A) the Corporation shall compute (or may retain a firm
                of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Corporation) to compute) the adjusted conversion rate in accordance with this Section 4 and shall prepare a certificate signed by the principal financial officer of the Corporation (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Series B Convertible Preferred Stock; and

                         (B) a notice stating that the conversion rate has been
                adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Series B Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

                (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 4, the holder of any shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series B Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

            (d) No Fractional Shares. No fractional shares or scrip representing
                --------------------
fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock. If more than one certificate evidencing shares of Series B Convertible Preferred Stock shall be surrendered for one certificate evidencing shares of Series B Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (which shall be the closing price as defined in Section 5) at the close of business on the day of conversion.

            (e) Reservation of Shares; Transfer Taxes, Etc. The Corporation
                ------------------------------------------
shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series B Convertible Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Series B Convertible Preferred Stock.

            The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            Notwithstanding anything to the contrary herein, before taking any action that would cause an adjustment reducing the conversion rate or before any such adjustment is made as a result of a Reset Event, in either event, such that the effective conversion price (for all purposes an amount equal to $10.00 divided by the conversion rate as in effect at such time) would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

            (f) Prior Notice of Certain Events. In case:
                ------------------------------

                (i) the Corporation shall declare any dividend (or any other distribution) on its Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of Common stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or other Liquidation Event:

then the Corporation shall cause to be filed with the transfer agent for the Series B Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series B Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation, winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such
                            -----------------
notice or any defect therein or in the
mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                 (g) Other Changes in Conversion Rate. The Corporation from time
                     --------------------------------
to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increase, the Corporation shall mail to holders of record of the Series B Convertible Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

                  The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any even treated as such for income tax purposes.

                 (h) Ambiguities/Errors. The Board of Directors of the
                     ------------------
Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series B Convertible Preferred Stock, and its actions in so doing shall be final and conclusive.

         5. Mandatory Conversion. At any time on or after the Reset Date, the
            --------------------
Corporation, at its option, may cause the Series B Convertible Preferred Stock to be converted in whole, or in part, on a pro rata basis, into fully paid and
                                           --------
nonassessable shares of Common Stock and such other securities and property as herein provided if the closing price of the Common Stock shall have exceeded 150% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period. Any shares of Series B Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

         Not more than 60 nor less than 20 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Convertible Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify that date fixed for conversion, the place or places for surrender of shares of Series B Convertible Preferred Stock, and the then effective conversion rate pursuant to Section 4.

         The "closing price" for each trading day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall have the meaning given in Section 4 hereof.

         Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series B Convertible Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series B Convertible Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except that right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

         6. Voting Rights
            -------------

            (a) General. Except as otherwise provided herein, in the Certificate
                -------
of Incorporation or the By-laws, the holders of shares of Series B Convertible Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series B Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

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

            (b) Class Voting Rights. In addition to any vote specified in
                -------------------
paragraph (a) of this Section 6, so long as 50% of the shares of Series B Convertible Preferred Stock (including those shares of Series B Convertible Preferred Stock issued or issuable upon the exercise of the warrants issued to Paramount Capital, Inc.) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66.67% of all outstanding Series B Convertible Preferred Stock voting separately as a class,
(i) amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series B Convertible Preferred Stock, (ii) declare any dividend or distribution on the Common Stock or any other class or series of preferred stock or authorize the repurchase of any securities of the Corporation or (iii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, (A) ranking prior to, or on a parity with, the Series B Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation or (B) providing for the payment of any dividends or distributions. A class vote on the part of the Series B Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of Common Stock or of any shares of any other class or series of stock ranking junior to the Series B Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation; (b) the authorization, issuance or increase in the amount of the Series B Convertible Preferred Stock or any bonds, mortgage, debentures or other obligations of the Corporation (other than bonds, mortgages, debentures or other obligations convertible into or exchangeable for or having option rights to purchase any shares of stock of the Corporation, the authorization, issuance or increase in amount of which would require the consent of the holders of the Series B Convertible Preferred Stock); or (c) any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving entity, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

         7. Outstanding Shares. For purposes of this Certificate of Designation,
            ------------------
all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series B Convertible Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

         8. Status of Acquired Shares. Shares of Series B Convertible Preferred
            -------------------------
Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Convertible Preferred Stock.

         9. Preemptive Rights. The Series B Convertible Preferred Stock is not
            -----------------
entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         10. No Amendment or Impairment. The Corporation shall not amend its
             --------------------------
Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

         11. Severability of Provisions. Whenever possible, each provision
             --------------------------
hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, Ansan Pharmaceuticals, Inc. has caused this certificate to be signed on its behalf by ____________________, its _________________, this ___ day of _______________, 1997.

                                         ANSAN PHARMACEUTICALS, INC.



                                         By: __________________

                                         Name: ________________

                                         Title: _______________

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